May 22, 2013

Securities & Exchange
Commission
450 Fifth Street, NW
Washington, DC 20549


Attn. Document Control




            RE
American
Depositary Shares
evidenced by One 1
American Depositary
Receipts representing
one
1 Ordinary Share of
Compagnie Generale de
GeophysiqueVeritas Form
F6 File No. 333138016



Ladies and Gentlemen

Pursuant to Rule 424b3
under the Securities Act
of
1933, as amended, on
behalf of BNY Mellon, as
Depositary for
securities
against which American
Depositary Receipts are
to
be issued, we attach a
copy
of the new prospectus
Prospectus reflecting
the
change in name for
Compagnie Generale de
GeophysiqueVeritas.

As required by Rule
424e,
the upper right hand
corner of the Prospectus
cover page has a
reference
to Rule 424b3 and to the
file number of the
registration statement
to
which the Prospectus
relates.

Pursuant to Section III
B of
the General Instructions
to
the Form F6 Registration
Statement, the
Prospectus
consists of the ADR
certificate with revised
name change for
Compagnie Generale de
GeophysiqueVeritas.

The Prospectus has been
revised to reflect the
new
name, and has been
overstamped with

Effective May 29, 2013
the Companys name
changed to CGG.

Please contact me with
any
questions or comments at
212 8152157
Laura Riley
The Bank of New York
Mellon  ADR Division
Encl.
                  CC
Paul Dudek, Esq. Office
of International
Corporate Finance